Exhibit 99.1

JMP Group Reports Third Quarter 2018 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--October 24, 2018--JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended September 30, 2018.

A summary of JMP Group’s operating results for the quarter and nine months ended September 30, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017

Total net revenues	$33,251	$44,264	$32,029	$104,726	$79,550

Net income/(loss) attributable to JMP Group	$288	($1,988)	($1,235)	($1,983)	($14,510)
Net income/(loss) attributable to JMP Group per share	$0.01	($0.09)	($0.06)	($0.09)	($0.66)

Operating net income	$1,741	$3,384	$2,291	$3,494	$767
Operating net income per share	$0.08	$0.16	$0.10	$0.16	$0.03

Book value per share	$4.06	$4.13	$4.69	$4.06	$4.69
Adjusted book value per share	$5.07	$5.08	$5.42	$5.07	$5.42

For more information about operating net income, including a reconciliation to net income, and adjusted book value per share, including a reconciliation to book value per share, see the section below titled “Non-GAAP Financial Measures.”

“We had a fairly normal third quarter, with operating EPS of $0.08, versus $0.10 a year ago,” said Chairman and Chief Executive Officer Joe Jolson. “JMP Securities contributed $0.09 per share, compared to a record $0.13 for the third quarter in 2017. Through September of this year, JMP Securities’ operating earnings per share were $0.29, versus $0.19 for the first nine months of 2017, driven by record investment banking revenues that rose 28%.

“Asset management fee income and investment income combined to contribute $0.10 of operating EPS, up 40% from the third quarter of 2017, due to the closing of JMP Credit Advisors CLO V in late July. Investment income covered our fixed corporate costs for the second consecutive quarter, and earnings of $0.11 per share at the publicly traded partnership more than covered our third-quarter cash distributions of $0.09 per share.

“Despite recently increased market volatility, the fourth quarter is off to a reasonable start at JMP Securities; and, with our capital now redeployed in our CLO strategy, our investment income should be more stable going forward, subject to the lumpiness of credit losses in any one quarter.”

Segment Results of Operations

A summary of JMP Group’s operating net income per share by segment for the quarter and nine months ended September 30, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended			Nine Months Ended
($ as shown)	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017

Broker-dealer	$0.09	$0.12	$0.13	$0.29	$0.19

Asset management fee income	0.00	(0.01)	(0.00)	(0.04)	(0.01)
Investment income	0.10	0.14	0.08	0.21	0.11
Total asset management	0.10	0.13	0.07	0.17	0.10

Corporate costs	(0.11)	(0.10)	(0.10)	(0.30)	(0.25)

Operating EPS (diluted)	$0.08	$0.16	$0.10	$0.16	$0.03
Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $21.1 million, a decrease of 4.5% from $22.1 million for the quarter ended September 30, 2017. For the nine months ended September 30, 2018, investment banking revenues were $70.3 million, an increase of 28.3% from $54.8 million for the nine months ended September 30, 2017.

A summary of the company’s investment banking revenues and transaction counts for the quarter and nine months ended September 30, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended								Nine Months Ended
	Sept. 30, 2018			June 30, 2018			Sept. 30, 2017		Sept. 30, 2018			Sept. 30, 2017
($ in thousands)	Count	Revenues		Count	Revenues		Count	Revenues	Count	Revenues		Count	Revenues
Equity and debt origination	21	$11,366	(1)	31	$24,049	(1)	22	$15,639	73	$47,276	(1)	82	$40,493
Strategic advisory and private placements	4	9,729		6	4,513		6	6,446	17	23,042		14	14,320
Total	25	$21,095	(1)	37	$28,562	(1)	28	$22,085	90	$70,318	(1)	96	$54,813
(1)	Prior to 2018, JMP Group presented investment banking revenues net of related expenses. In the quarter ended March 31, 2018, the company adopted new accounting guidance on revenue recognition, which resulted in the presentation of investment banking revenues and related expenses on a gross basis in the company’s financial statements. These related expenses were $0.9 million and $2.7 million for the quarters ended September 30 and June 30, 2018, respectively, and $5.6 million for the nine months ended September 30, 2018.

Brokerage

Net brokerage revenues were $4.7 million, a decrease of 1.8% from $4.8 million for the quarter ended September 30, 2017. For the nine months ended September 30, 2018, net brokerage revenues were $14.8 million, a decrease of 2.2% from $15.1 million for the nine months ended September 30, 2017.

Total capital markets revenues, which consist of net brokerage revenues produced by the institutional equities division in addition to equity and debt origination revenues generated by the investment banking division, were $16.0 million and $62.1 million for the quarter and nine months ended September 30, 2018, respectively, compared to $20.4 million and $55.6 million for the quarter and nine months ended September 30, 2017, respectively.

Asset Management

Asset management fees were $3.7 million, a decrease of 7.8% from $4.0 million for the quarter ended September 30, 2017. For the nine months ended September 30, 2018, asset management fees were $15.5 million, an increase of 10.1% from $14.1 million for the nine months ended September 30, 2017.

A summary of the company’s client assets under management for the quarter ended September 30, 2018, and for comparable prior periods, is set forth below.

(in millions)	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017
Harvest Capital Strategies, JMP Asset Management and HCAP Advisors	$880	$889	$1,186
JMP Credit Advisors	1,211	1,111	827
Client assets under management	2,091	2,000	2,013
Assets under management by sponsored funds (1)	3,751	3,580	1,236
Client assets under management, including sponsored funds	$5,842	$5,580	$3,249
(1)	Funds managed by third-party asset managers in which JMP Group owns an economic interest.

Principal Transactions

Principal transactions generated a net realized and unrealized gain of $0.5 million, compared to a net realized and unrealized loss of $1.4 million for the quarter ended September 30, 2017. For the nine months ended September 30, 2018, principal transactions generated a net realized and unrealized loss of $1.5 million, compared to a net realized and unrealized loss of $3.6 million for the nine months ended September 30, 2017.

Net Interest Income

Net interest income was $4.9 million, an increase of 132.8% from $2.1 million for the quarter ended September 30, 2017. For the nine months ended September 30, 2018, net interest income was $11.9 million, an increase of 137.5% from $5.0 million for the nine months ended September 30, 2017. The year-over-year increase was primarily due to a higher average loan balance for the first nine months of 2018 than for the same period of 2017, due to the reinvestment of funds that resulted from the liquidation of JMP Credit Advisors CLO I in February 2017.

Provision for Loan Losses

The net loan loss provision was $1.5 million, including a general loan loss provision of $0.9 million and a specific loan loss provision of $0.6 million, reflecting loan growth of $100.5 million during the quarter.

Expenses

Compensation and Benefits

Compensation and benefits expense was $22.7 million, compared to $24.6 million for the quarter ended September 30, 2017. As a percentage of net revenues, compensation and benefits expense was 68.2%, compared to 76.7% for the quarter ended September 30, 2017. With regard to annually awarded compensation, a concept which adjusts compensation expense related to share-based awards and deferred compensation, compensation and benefits expense was 68.0% of net revenues, compared to 74.5% for the quarter ended September 30, 2017.

For the nine months ended September 30, 2018, compensation and benefits expense was $76.1 million, compared to $69.0 million for the nine months ended September 30, 2017. As a percentage of net revenues, compensation and benefits expense was 72.6%, compared to 86.8% for the nine months ended September 30, 2017. With regard to annually awarded compensation, compensation and benefits expense was 72.4% of net revenues, compared to 84.4% for the nine months ended September 30, 2017.

For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $8.9 million and $30.6 million for the quarter and nine months ended September 30, 2018, respectively, compared to $6.8 million and $23.5 million for the quarter and nine months ended September 30, 2017, respectively. The year-over-year increases were in part attributable to the adoption of new accounting guidance on revenue recognition, which caused $0.9 million of investment banking-related expenses to be presented on a gross basis and to be included within non-compensation expense for the quarter ended September 30, 2018. For the nine months ended September 30, 2018, the amount was $5.6 million. In prior periods, such expenses were presented as a deduction from investment banking revenues.

Share Repurchase Activity

During the quarter ended September 30, 2018, JMP Group repurchased 146,003 shares of its common stock at an aggregate cost of $0.8 million, or $5.34 per share. As of October 1, 2018, approximately 565,000 shares were eligible for repurchase through year-end.

Personnel

At September 30, 2018, the company had 224 full-time employees, compared to 216 at June 30, 2018, and 230 at September 30, 2017.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance across various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As presented by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that utilizes adjusted compensation and benefits expense as the numerator. This adjusted ratio excludes certain compensation-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards and deferred compensation (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented).

A statement of JMP Group’s compensation ratio for the quarter and nine months ended September 30, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended			Nine Months Ended
($ in thousands)	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017

Total net revenues	$33,251	$44,264	$32,029	$104,726	$79,550

Compensation and benefits	$22,671	$29,138	$24,563	$76,070	$69,013

Subtract/(add back):
Share-based awards and deferred compensation	76	69	696	289	1,863
Adjusted compensation and benefits	$22,595	$29,069	$23,867	$75,781	$67,150

Ratio of compensation expense to net revenues	68.2%	65.8%	76.7%	72.6%	86.8%
Ratio of adjusted compensation expense to net revenues	68.0%	65.7%	74.5%	72.4%	84.4%

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) excludes the impact of the early retirement of debt issued by JMP Group and a CLO, (iv) excludes transaction costs related to a CLO, (v) excludes amortization expense related to a CLO, (vi) reverses unrealized gains or losses related to real estate investment properties, (vii) reverses net unrealized gains and losses on strategic equity investments and warrants, and (viii) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years, less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the non-specific loss provision recorded with regard to loans held by JMP Credit Advisors CLO II (while outstanding), JMP Credit Advisors CLO III, JMP Credit Advisors CLO IV and JMP Credit Advisors CLO V and to loans held for investment, which is required by GAAP;
  one-time expenses associated with the redemption of debt underlying JMP Credit Advisors CLO III (in the first quarter of 2018), the redemption of senior notes due 2021 (in the fourth quarter of 2017), the partial redemption of senior notes due 2023 (in the third quarter of 2018), and the resulting acceleration of the amortization of remaining capitalized issuance costs for each;
  one-time transaction costs related to the refinancing of notes issued by JMP Credit Advisors CLO III;
  amortization expense related to an intangible asset resulting from the repurchase of a portion of the equity of JMP Credit Advisors CLO III;
  unrealized gains or losses on commercial real estate investments, adjusted for non-cash expenditures, including depreciation and amortization;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 26% at the taxable direct subsidiary of parent company JMP Group, while applying a tax rate of 0% to the company’s other direct subsidiary, which is a “pass-through entity” for tax purposes.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and nine months ended September 30, 2018, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017

Net income/(loss) attributable to JMP Group	$288	($1,988)	($1,235)	($1,983)	($14,510)

Add back/(subtract):
Income tax expense/(benefit)	527	4,895	1,113	(146)	(169)
Income/(loss) before taxes	815	2,907	(122)	(2,129)	(14,679)

Add back/(subtract):
Share-based awards and deferred compensation	76	69	696	289	1,863
General loan loss provision/(reversal) – collateralized loan obligations	855	1,164	(136)	2,348	697
Early retirement of debt	170	-	-	1,488	5,432
Restructuring costs – CLO portfolios	-	(10)	14	54	300
Amortization of intangible asset – CLO III	69	69	69	207	207
Unrealized (gain)/loss – real estate-related depreciation and amortization	260	(24)	2,571	1,864	6,472
Unrealized mark-to-market (gain)/loss – strategic equity investments and warrants	(327)	(295)	(191)	16	297
Operating income/(loss) before taxes	1,918	3,880	2,901	4,137	589

Income tax expense/(benefit)	177	496	610	643	(178)
Operating net income/(loss)	$1,741	$3,384	$2,291	$3,494	$767

Operating net income/(loss) per share:
Basic	$0.08	$0.16	$0.11	$0.16	$0.04
Diluted (1)	$0.08	$0.16	$0.10	$0.16	$0.03

Weighted average shares outstanding:
Basic	21,435	21,537	21,525	21,545	21,583
Diluted (1)	21,737	21,745	22,058	21,713	22,001
(1)	On a GAAP basis, the weighted average number of diluted shares outstanding for the quarters ended June 30, 2018, and September 30, 2017, was 21,536,707 and 21,525,122, respectively, and for the nine months ended September 30, 2018, and September 30, 2017, was 21,544,879 and 21,582,943, respectively, equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for those periods. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

Book Value per Share

At September 30, 2018, JMP Group’s book value per share was $4.06. Adding back accumulated depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting reflects the reversal of that expense in the calculation of adjusted net revenues, adjusted principal transaction revenues and operating net income. Likewise, adding back the accumulated general loan loss provision related to collateralized loan obligations reflects the reversal of that provision in the calculation of adjusted net revenues and operating net income. Such reversals result in an adjusted book value per share of $5.07, as set forth below.

(in thousands, except per share amounts)	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017

Shareholders' equity	$86,734	$88,654	$100,710

Accumulated unrealized loss –
real estate-related depreciation and amortization	$13,815	$13,555	$10,777
Accumulated general loan loss provision –
collateralized loan obligations	7,806	6,951	4,778
Adjusted shareholders' equity	$108,355	$109,160	$116,265

Book value per share	$4.06	$4.13	$4.69
Adjusted book value per share	$5.07	$5.08	$5.42

Basic shares outstanding	21,357	21,486	21,461

Quarterly operating ROE (1)	7.9%	14.9%	8.9%
LTM operating ROE (1)	7.6%	7.9%	3.2%

Quarterly adjusted operating ROE (1)	6.4%	12.2%	7.8%
LTM adjusted operating ROE (1)	6.3%	6.7%	2.9%
(1)

Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section above titled “Operating Net Income.”

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. ET on Thursday, October 25, 2018. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 2686469.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2017, as filed with the U.S. Securities and Exchange Commission on March 28, 2018, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2017, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Disclosure Information

JMP Group uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s website in addition to its press releases, SEC filings, and investor conference calls and webcasts.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture and private capital, and credit management activities through Harvest Capital Strategies, JMP Asset Management and JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)
(in thousands)	Sept. 30, 2018	Dec. 31, 2017

Assets

Cash and cash equivalents	$73,143	$85,594
Restricted cash and deposits	48,586	51,727
Marketable securities owned, at fair value	20,194	20,825
Other investments	15,793	27,984
Loans held for investment, net of allowance for loan losses	5,606	83,948
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	1,164,404	765,583
Other assets	35,840	40,965
Total assets	$1,363,566	$1,076,626

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$5,604	$7,919
Accrued compensation	33,371	43,131
Asset-backed securities issued, net of issuance costs	1,112,049	738,248
CLO V warehouse facility	-	61,250
Bond payable, net of issuance costs	83,395	93,103
Note payable	829	-
Other liabilities	28,024	22,796
Total liabilities	1,263,272	966,447

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	86,734	96,335
Non-redeemable non-controlling interest	13,560	13,844
Total equity	100,294	110,179
Total liabilities and shareholders' equity	$1,363,566	$1,076,626

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended		Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017

Revenues:
Investment banking	$21,095	$22,085	$70,319	$54,813
Brokerage	4,676	4,763	14,787	15,127
Asset management fees	3,702	4,014	15,505	14,078
Principal transactions	469	(1,392)	(1,467)	(3,608)
Gain/(loss) on sale and payoff of loans	(556)	278	(888)	1,208
Net dividend income	320	278	935	817
Other income	306	282	666	921
Non-interest revenues	30,012	30,308	99,857	83,356

Interest income	18,652	10,900	47,031	29,663
Interest expense	(13,789)	(8,811)	(35,125)	(24,649)
Net interest income	4,863	2,089	11,906	5,014

Gain/(loss) on repurchase or early retirement of debt	(170)	-	(2,838)	(5,332)
Provision for loan losses	(1,454)	(368)	(4,199)	(3,488)
Total net revenues	33,251	32,029	104,726	79,550

Non-interest expenses:
Compensation and benefits	22,671	24,563	76,070	69,013
Administration	2,302	1,459	7,246	5,999
Brokerage, clearing and exchange fees	808	740	2,373	2,288
Travel and business development	1,080	709	3,236	2,735
Managed deal expenses	614	-	4,528	-
Communications and technology	1,040	1,046	3,149	3,150
Occupancy	1,172	1,117	3,432	3,339
Professional fees	1,272	1,094	4,315	3,109
Depreciation	285	277	836	891
Other	369	366	1,532	1,993
Total non-interest expense	31,613	31,371	106,717	92,517

Net income/(loss) before income tax	1,638	658	(1,991)	(12,967)
Income tax expense/(benefit)	527	1,113	(146)	(169)
Net income/(loss)	1,111	(455)	(1,845)	(12,798)
Less: Net income/(loss) attributable to non-redeemable non-controlling interest	823	780	138	1,712
Net income/(loss) attributable to JMP Group	$288	($1,235)	($1,983)	($14,510)

Net income/(loss) attributable to JMP Group per share:
Basic	$0.01	($0.06)	($0.09)	($0.67)
Diluted	$0.01	($0.06)	($0.09)	($0.67)

Weighted average common shares outstanding:
Basic	21,435	21,525	21,545	21,583
Diluted	21,737	21,525	21,545	21,583

CONTACT:
Investor Relations Contact
JMP Group LLC
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contacts
Dukas Linden Public Relations, Inc.
Zach Leibowitz, 646-722-6528
zach@dlpr.com
or
Alyssa Noud, 646-722-6525
alyssa@dlpr.com